UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2026

Pentair plc

(Exact name of registrant as specified in its charter)

Ireland	001-11625	98-1141328
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

Regal House, 70 London Road, Twickenham, London, TW13QS United Kingdom

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 44-74-9421-6154

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	PNR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).     ☐     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously announced, on July 27, 2026, Pentair plc (“Pentair”) entered into a definitive agreement (the “Purchase Agreement”) to acquire the issued and outstanding equity securities of Taco Group Holdings (“Taco”), for a purchase price of $1.425 billion, subject to customary adjustments contemplated by the Purchase Agreement (the “Taco Acquisition”).

On September 1, 2026, in contemplation of the Taco Acquisition, Pentair and its subsidiaries Pentair Finance S.à r.l. (“Pentair Finance”) and Pentair, Inc. (“Pentair U.S.”) entered into a Credit Agreement (the “Agreement”), among Pentair Finance, as borrower, Pentair and Pentair U.S., as guarantors, and the lenders and agents party thereto, providing for (i) a $400.0 million senior unsecured tranche 1 term loan facility (the “Tranche 1 Term Loan Facility”) and (ii) a $1.0 billion senior unsecured tranche 2 term loan facility (the “Tranche 2 Term Loan Facility”; together with the Tranche 1 Term Loan Facility, the “Term Loan Facilities”). As of September 1, 2026, no loans were outstanding under the Term Loan Facilities. Pentair Finance intends to borrow the full $1.4 billion aggregate principal amount available under the Term Loan Facilities to finance a portion of the purchase price in the Taco Acquisition, to pay related fees and expenses, and to refinance certain outstanding indebtedness of Taco. The availability of loans under the Term Loan Facilities is subject to the satisfaction or waiver of certain conditions, including, among other things, (i) the closing of the Taco Acquisition substantially concurrently with the funding of such loans, (ii) the absence of a material adverse effect with respect to Taco since July 27, 2026, (iii) the truth and accuracy in all material respects of certain representations and warranties, (iv) the receipt of certain certificates, (v) the receipt of certain financial statements, and (vi) the refinancing of certain outstanding indebtedness of Taco on or prior to the date of the closing of the Taco Acquisition. Beginning November 24, 2026, Pentair Finance will pay a ticking fee to each lender under the Agreement of 0.125% per annum on the amount of such lender’s daily undrawn term loan commitments.

The lenders’ commitment to make the Term Loan Facilities available to Pentair Finance expires on the earliest of (i) the date that is five business days after the “Outside Date” (as defined in the Purchase Agreement), (ii) the date of the closing of the Taco Acquisition after giving effect to the full funding of the term loans on such date, (iii) the date that the Purchase Agreement expires in accordance with its terms or the obligations of Pentair to consummate the Taco Acquisition under the Purchase Agreement terminate in accordance with its terms and notice of same is given to the administrative agent under the Agreement, (iv) December 31, 2026, and (v) the date set forth in a written notice from Pentair Finance to the administrative agent and the lenders of Pentair Finance’s election to terminate all term loan commitments in full.

The Term Loan Facilities are guaranteed by Pentair and Pentair U.S. The Term Loan Facilities bear interest at a rate equal to an adjusted base rate or Term SOFR, plus, in each case, an applicable margin. The applicable margin is based on, at Pentair Finance’s election, Pentair’s leverage level or Pentair Finance’s public credit rating. Interest on borrowings are generally payable in arrears (i) quarterly, (ii) monthly, or (iii) at the end of the interest period, unless such interest period is longer than three months, in which case payment is due on each successive date three months after the first day of such period.

With certain exceptions, outstanding term loans under (i) the Tranche 1 Term Loan Facility will mature on the date that occurs 18 months after the closing date of the Taco Acquisition and (ii) the Tranche 2 Term Loan Facility will mature on May 5, 2030. Pentair Finance is permitted to voluntarily prepay loans and/or reduce the commitments under the Term Loan Facilities, in whole or in part, without penalty or premium, subject to certain minimum amounts and increments and the payment of customary breakage costs. No mandatory prepayment will be required under the Term Loan Facilities.

The Agreement contains financial covenants requiring Pentair not to permit (i) the ratio of its consolidated debt (net of its consolidated unrestricted cash and cash equivalents in excess of $5.0 million but not to exceed $250.0 million) to its consolidated net income (excluding, among other things, non-cash gains and losses) before interest, taxes, depreciation, amortization and non-cash share-based compensation expense (“EBITDA”) on the last day of any period of four consecutive fiscal quarters (each, a “testing period”) to exceed 3.75 to 1.00 (or, at Pentair Finance’s election and subject to certain conditions, 4.25 to 1.00 for four testing periods in connection with certain material acquisitions) and (ii) the ratio of its EBITDA to its consolidated cash interest expense for the same period to be less than 3.00 to 1.00. In addition, subject to certain qualifications and exceptions, the Agreement also contains covenants that, among other things, restrict Pentair’s ability to create liens, merge or consolidate with another person, make acquisitions and incur subsidiary debt.

The Agreement contains customary events of default. If an event of default occurs and is continuing, then the lenders may terminate all commitments to extend further credit and declare all amounts outstanding under the Agreement due and payable immediately. In addition, in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all amounts outstanding under the Agreement will automatically become due and payable immediately.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Not applicable.

(b)	Pro Forma Financial Information

Not applicable.

(c)	Shell Company Transactions

Not applicable.

(d)	Exhibits

The exhibits listed in the Exhibit Index below are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Credit Agreement, dated as of September 1, 2026, among Pentair plc, Pentair Finance S.à r.l., Pentair, Inc. and the lenders and agents party thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on September 2, 2026.

PENTAIR PLC
Registrant

By:	/s/ Lance T Bonner
Lance T Bonner
Executive Vice President, General Counsel and Secretary